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                          CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Tehama Bancorp 1994 Stock Option Plan, as amended, of our report dated February 12, 1999, with respect to the consolidated financial statements of Tehama Bancorp and subsidiary as an exhibit to Tehama Bancorp's Form 10-K dated April 14, 1999 filed with the Securities and Exchange Commission.




                                   Perry-Smith & Co., LLP
                                   Certified Public Accountants

Sacramento, California
April 14, 1999